EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Income Fund,
Blue Chip Stock Series 4, Premier American Portfolio, Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 1 Registration Statement No. 333-06203 of our opinion dated February 25, 1998, relating to the Statement of Condition of Equity Income Fund, Blue Chip Stock Series 4, Premier American Portfolio, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 4, 1998